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                                                                   Exhibit 10.31

  (TRANSLATION)

                                LOAN AGREEMENT

  (for the bank's use)
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Procedures for Creation of Maximal Hypothec           necessary /
 (Neteitou-ken)                                       unnecessary
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  Branch Office            Client No.              Transaction No.
  No.469                   3441544                 0000258
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                                                        Date:  December 11, 2000

  To: The Bank of Tokyo Mitsubishi, Ltd.

            Address: Imperial Bldg. 5-3-2 Nishi-Shinjuku, Shinjuku-ku.
                     Tokyo 160-0023
             Debtor: Exodus Communications, K. K.

             Address:
             Joint Surety: _______________________________

             Address:
             Joint Surety: _______________________________


      The debtor shall enter into this Loan Agreement as follows, upon approval of each of the terms and conditions of Agreement on Bank Transaction separately submitted.

  Article 1  (Loan)

      The debtor loaned money from your Bank in accordance with the following terms and conditions.

  1. Amount of Loan:   (Yen)1,000,000,000 yen
     (attach (Yen) mark at the head of the amount)

  2. Use of Fund:  Facilities

  3. Interest Rate:  1.85% % per annum
     (to be prorated per diem on a 365-day year basis)
     Percentage of Damages [late penalty]: 14% per annum

  4. Guarantee by Credit Guarantee Association

   ________________ Credit Guarantee Association
   Guarantee No. _____________
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  5. Manner of Repayment:

  (1)  Initial repayment and final repayment shall be made as follows.

       Initial repayment: March 11, 2002   (Yen)125,000,000.
       Final repayment:  Dec. 11, 2004     (Yen)125,000,000.

  (2) Repayment from the second time onward (excluding final repayment) shall be made as follows.

       From June 2002 to September 2003, at 3 month intervals a payment of (Yen)125,000,000 shall be made.

  (3) The date for each repayment set forth in (2) hereof shall be _11th of the month.

  (4) In the case when the repayment date for (1) and (2) above falls on a public holiday, the immediately succeeding business day shall be the date of repayment.

       (Delete unnecessary item.)
       (i)   the business day immediately preceding the public holiday

       (ii)  the business day immediately succeeding the public holiday

       (iii) the business day immediately succeeding the public holiday (however, in the case when such date is in the succeeding month, the business day immediately preceding the public holiday)

  6.  Manner of Payment of Interest:

  (1) Interest payment date shall be the date of borrowing and the day corresponding to the date set forth in (3) of the preceding Item in every 3rd month, and the interest covering the period from the date of borrowing (for the second payment and onward, the immediately succeeding day of each interest payment date) to the next interest payment date (for the last payment, the due date of the last repayment) shall be paid in advance.

  (2) In the case when each interest payment date falls on a public holiday,
      (4) of the preceding Item 5. shall apply.

  (for the bank's use)
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Inspection                   Implementation              Confirmation of Account
                              (Check Seal)
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  7.  Deposit Account for Repayment:

      Shinjuku Chuo Branch of your Bank
      Current / Ordinary
      Account No.:  3441544
      Name of holder of account: Debtor

  Article 2  (Partially Accelerated Repayment)
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    In the case when the debtor makes partially accelerated repayment, it shall thereafter make repayment in accordance with the preceding Article, unless any statement is made specifically, and accelerate the due date of final repayment.

  Article 3  (Concurrent Use and Omission of Promissory Notes)

  (1) The debtor shall issue the promissory notes in the amount and with the due date designated by your Bank with respect to the amount of loan set forth in
  Article 1 hereof, and deposit the same with your Bank and thereafter shall renew and continue the same in the same manner until the due date of the final repayment.

  (2) The debtor may omit to deposit the promissory notes set forth in the preceding Paragraph, if it obtained approval of your Bank; provided, however, that, if requested by your Bank at a later date, the debtor shall forthwith perform the provisions of the preceding Paragraph and deposit the promissory notes with your Bank.

  Article 4  (Debit of Principal, Etc., from Deposit Account)

  (A) Regarding the amount of principal payable by the debtor, the amount of repayment shall be debited from the deposit account for repayment set forth in
  Article 1, Item 7 on the agreed repayment date, and the same shall be appropriated to payment.

  (1) In the handling of principal, submission of checks or the bank book of ordinary deposit or general account and repayment bill shall be omitted, regardless of the ordinary deposit provisions and general account transaction provisions.

  (2) In the case when the fund for payment in the deposit account for repayment falls short of the amount of payment on the date of repayment, your Bank may transact in the same manner at all times, after such amount in the deposit account for repayment reached such amount of payment thereafter.

  (B) Interests, damages, or various deduction amounts in connection with this loan may be debited from the deposit account for repayment in accordance with
  (A) of this Article.

  (C) If not in accordance with the methods set forth in (A) and (B) above, transactions shall be made in accordance with the directions of your Bank.

  Article 5  (Expenses)

  The debtor shall bear any and all expenses regarding preparation of this instrument or the instrument set forth in Article 7 hereof, and disposal of collateral and any other expenses regarding this agreement.

  Article 6  (Guarantee)
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  (1) The guarantor shall be responsible for guarantee of any and all obligations borne by the debtor under this agreement jointly with the debtor and severally, and performance thereof shall be made in accordance with the agreement on bank transactions submitted separately by the debtor and this agreement.

  (2) The guarantor shall not make any claims for discharge even in the case when the collateral or any other guarantee is changed or terminated for the convenience of your Bank.

  (3) The guarantor shall not set off any obligations against the debtor's deposit with your Bank or against any other claims.

  (4) In the case when the guarantor performed these obligations of guarantee, any rights acquired from your Bank by subrogation shall not be exercised while the transactions between the debtor and your Bank is in continuation, unless consent of your Bank is obtained. If requested by your Bank, such right or priority shall be assigned to your Bank without any charge.

  (5) In the case when the guarantor gives any guarantee other than this guarantee or intends to give any guarantee in the future regarding the obligations of the debtor against your Bank, the aggregate amount of guarantee shall be the total of these guarantees, and no other guarantee shall be affected by this guarantee.

  Article 7  (Preparation of Notarial Deed)

      If requested by your Bank, the debtor and the guarantor shall forthwith carry out the procedures necessary for preparation of a notarial deed which authorizes compulsory execution of the obligations under this agreement.

                                                                           -End-

  (Special Agreement)
  [seal]

      During the period of the loan, the borrower agrees to the following for each financial period close. In the event that the following condition is not met, based on good faith mutual agreement between the Borrower and the Bank, the bank shall have the right to review the repayment conditions from that point forward.

  Condition:

  Total liabilities of the borrower excluding debt to the parent company and its consolidated subsidiaries which are substantially controlled by the parent company must not exceed total assets of the borrower.

  (Note)
  Interest shall be calculated in the following formula, even in the case of a leap year.
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  Principal (interest accrues for each 100 yen) x number of days x interest rate
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  per annum
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                                      365

  = Interest (amount less than 1 yen to be disregarded)